EX-99.h.7.a

SCHEDULE D*

TO THE WEBSITE SERVICES AGREEMENT
AMONG ABERDEEN FUNDS, ABERDEEN ASSET

MANAGEMENT INC. AND CITI FUND SERVICES OHIO, INC.

Aberdeen U.S. Equity Fund

Aberdeen Select Worldwide Fund

Aberdeen China Opportunities Fund

Aberdeen Developing Markets Fund

Aberdeen International Equity Fund

Aberdeen Equity Long-Short Fund

Aberdeen Global Financial Services Fund

Aberdeen Health Sciences Fund

Aberdeen Natural Resources Fund

Aberdeen Technology and Communications Fund

Aberdeen Global Utilities Fund

Aberdeen Optimal Allocations Fund: Growth

Aberdeen Optimal Allocations Fund: Moderate Growth

Aberdeen Optimal Allocations Fund: Moderate

Aberdeen Optimal Allocations Fund: Defensive

Aberdeen Optimal Allocations Fund: Specialty

Aberdeen Small Cap Fund

Aberdeen Tax-Free Income Fund

Aberdeen Core Plus Income Fund

Aberdeen Core Income Fund

Aberdeen Asia Bond Institutional Fund Aberdeen Global Small Cap Fund

Aberdeen Global Fixed Income Fund

Aberdeen International Equity Institutional Fund

Aberdeen Emerging Markets Institutional Fund

Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund

Aberdeen Global High Yield Bond Fund

Aberdeen Emerging Markets Debt Local Currency Fund

Aberdeen Ultra-Short Duration Bond Fund

*As most recently approved at the June 9, 2010 Board Meeting.